Exhibit 107
Calculation of Filing Fee Table

FORM 424B5
(Form Type)

American Electric Power Company, Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
	Equity	Common Stock par value $6.50 per share	457(o) and (r)	(1)	(1)	$1,700,000,000	0.00014760	$250,920
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A
Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A
Total Offering Amounts						$1,700,000,000		$250,920
Total Fees Previously Paid								N/A
Total Fee Offsets								$55,717 (2) (3)
Net Fee Due								$195,203 (2) (3)

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims		N/A	N/A	N/A		N/A
Fee Offset Sources	N/A	N/A	N/A		N/A						N/A
Rules 457(p)
Fee Offset Claims	American Electric Power Company, Inc.	424(b)(5)	333-249918	November 6, 2020		$55,717 (2) (3)	Equity	Common Stock par value $6.50 per share		$510,704,778 (2) (3)
Fee Offset Sources	American Electric Power Company, Inc.	424(b)(5)	333-249918		November 6, 2020						$109,100 (2) (3)

(1)    Calculated in accordance with Rules 457(o) and 457(r) under the Securities Act of 1933, as amended, or the “Securities Act,” based on the proposed maximum aggregate offering price. Table 1 above shall be deemed to update the “Calculation of Filing Fee Table” in Registration Statement No. 333-275345.
(2)    On November 6, 2020, the Registrant filed with the Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-3 (Registration No. 333-249918) (the “2020 Registration Statement”) registering an unspecified amount of its securities specified therein, including its common stock, $6.50 par value per share (“common stock”). On November 6, 2020, the Registrant filed with the SEC a prospectus supplement to the 2020 Registrant Statement to register the offer and sale from time to time of shares of common stock having an aggregate gross sales price of up to $1,000,000,000 (the “2020 ATM Prospectus Supplement”) and paid $109,100 in registration fees in connection therewith. The Registrant has terminated the offering of common stock under the 2020 ATM Prospectus Supplement, and at the time of termination, $510,704,778 of common stock remained unsold under the 2020 ATM Prospectus Supplement, and $55,717 of previously-paid fees remain unutilized and available for future registration fees pursuant to Rule 457(p) under the Securities Act of 1933, as amended (the “Securities Act”).

(3)    Calculated in accordance with Rule 457(r) under the Securities Act. Pursuant to Rule 457(p) under the Securities Act, the Registrant hereby partially offsets the registration fee due in connection with this filing against the $55,717 remaining balance associated with unsold securities under the 2020 ATM Prospectus Supplement. Pursuant to Rule 457(p) under the Securities Act, the $250,920 filing fee currently due in connection with this filing is offset in part against the $55,717 remaining balance for such unsold securities under the 2020 ATM Prospectus Supplement resulting in a fee of $195,203 remitted with this filing.